EXHIBIT 4.11


                              CERTIFICATE OF TRUST
                                       OF
                       HARLEYSVILLE GROUP CAPITAL TRUST II

         This Certificate of Trust of Harleysville Group Capital Trust II (the "Trust"), dated as of April 7, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the statutory trust formed hereby is "Harleysville Group Capital Trust II".

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890-1600.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                           WILMINGTON TRUST COMPANY,
                                           not in its individual
                                           capacity, but solely as
                                           Property Trustee


                                           By:  /s/ Kathleen A. Pedelini
                                           ------------------------------------
                                           Name: Kathleen A. Pedelini
                                           Title:   Financial Services Officer


                                           WILMINGTON TRUST COMPANY, not in its
                                           individual capacity, but solely as
                                           Delaware Trustee


                                           By:  /s/ Kathleen A. Pedelini
                                           ------------------------------------
                                           Name: Kathleen A. Pedelini
                                           Title:   Financial Services Officer